EXHIBIT INDEX



SUB-ITEM 77B

      Accountant's report on internal control.
      Filed herein as Exhibit 99.77B.

SUB-ITEM 77Q1

      Amendment No. 8 to Master Trust Agreement.
      Filed herein as Exhibit 99.77Q1(a)

      Amendment No. 9 to Master Trust Agreement.
      Filed herein as Exhibit 99.77Q1(a)(1)

SUB-ITEM 77Q3

      Certificate of Erik L. Jonson.
      Filed herein as Exhibit 99.77Q3

      Certificate of Craig T. Callahan
      Filed herein as Exhibit 99.77Q3(a)(1)

      Additional Disclosure
      Filed herein as Exhibit 99.77Q3(a)(2)